<Body Text>EXHIBIT 15.1

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<Body Text>REPORT OF INDEPENDENT ACCOUNTANTS

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<Body Text>To the board of Directors and

<Body Text>Shareholders of Dynatech Corporation:

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<Body Text>We have reviewed the unaudited condensed consolidated balance sheet of Dynatech Corporation as of June 30, 1994, and the related condensed consolidated statements of income and cash flows for the three-month periods ended June 30, 1994 and 1993. These financial statements are the responsibility of the Company's management.

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<Body Text>We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

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<Body Text>Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

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<Body Text>We have previously audited, in accordance with
generally accepted auditing standards, the consolidated balance sheet as of March 31, 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein), and in our report, dated May 23, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 1994, is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

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<Body Text>COOPERS & LYBRAND

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<Body Text>Boston, Massachusetts

<Body Text>July 21, 1994